                                                                   Exhibit 10.16












                            ASSET PURCHASE AGREEMENT

                               DATED MAY 20, 1998

                                  BY AND AMONG

                            RADIO UNICA CORPORATION,



                       SINCLAIR RADIO OF LOS ANGELES, INC.

                                       AND

                  SINCLAIR RADIO OF LOS ANGELES LICENSEE, INC.

                                TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----

   ARTICLE I - CERTAIN DEFINITIONS............................................1
          1.1  Terms Defined in this Section..................................1
          1.2  Terms Defined Elsewhere in this Agreement......................4
          1.3  Rules of Construction..........................................5

   ARTICLE II - EXCHANGE AND TRANSFER OF ASSETS;
                                                    ASSET VALUE...............5
          2.1  Agreement to Exchange and Transfer.............................5
          2.2  Excluded Assets................................................6
          2.3  Purchase Price.................................................6
                2.3.1  Prorations.............................................6
                2.3.2  Manner of Determining Adjustments......................7
          2.4  Payment of Purchase Price......................................8
                2.4.1  Payment of Estimated Purchase Price At Closing.........8
                2.4.2  Payments to Reflect Adjustments........................8
                2.4.3  Assumption of Liabilities and Obligations..............8

   ARTICLE III - REPRESENTATIONS AND WARRANTIES
                  OF SELLER...................................................9
          3.1  Organization and Authority of Seller...........................9
          3.2  Authorization and Binding Obligation...........................9
          3.3  Absence of Conflicting Agreements; Consents....................9
          3.4  Governmental Licenses; FCC Matters............................10
          3.5  Real Property.................................................10
          3.6  Tangible Personal Property....................................11
          3.7  Contracts.....................................................11
          3.8  Intangibles...................................................12
          3.9  Title to Properties...........................................12
          3.10  Financial Information........................................12
          3.11  Taxes........................................................12
          3.12  Insurance....................................................13
          3.13  Reports......................................................13
          3.14 Personnel and Employee Benefits...............................13
                3.14.1  Employees and Compensation...........................13
                3.14.2  Pension Plans........................................14
                3.14.3  Welfare Plans........................................14
                3.14.4  Benefit Arrangements.................................14

                3.14.5  Multiemployer Plans..................................14
          3.15  Labor Relations..............................................14
          3.16  Claims and Legal Actions.....................................15
          3.17  Environmental Matters........................................15
          3.18  Compliance with Laws.........................................16
          3.19  Conduct of Business in Ordinary Course.......................17
          3.20  Transactions with Affiliates.................................17
          3.21  Broker.......................................................17

   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                 OF BUYER....................................................18
          4.1  Organization, Standing and Authority..........................18
          4.2  Authorization and Binding Obligation..........................18
          4.3  Absence of Conflicting Agreements and Required Consents.......18
          4.4  Brokers.......................................................18
          4.5  Qualification of Buyer........................................18
          4.6  Availability of Funds.........................................19
          4.7  No Outside Reliance...........................................19

   ARTICLE V - OPERATION OF THE STATION PRIOR
                 TO CLOSING..................................................19
          5.1  Contracts.....................................................20
          5.2  Compensation..................................................20
          5.3  Encumbrances..................................................20
          5.4  Dispositions..................................................20
          5.5  Access to Information.........................................20
          5.6  Insurance.....................................................20
          5.7  Licenses......................................................20
          5.8  Obligations...................................................21
          5.9  No Inconsistent Action........................................21
          5.10  Maintenance of Assets........................................21
          5.11  Consents.....................................................21
          5.12  Books and Records............................................21
          5.13  Notification.................................................21
          5.14  Compliance with Laws.........................................21

   ARTICLE VI - SPECIAL COVENANTS AND AGREEMENTS.............................21
          6.1  FCC Consent                          .........................21
          6.2  Hart-Scott-Rodino.............................................22
          6.3  Risk of Loss..................................................22
          6.4  Confidentiality...............................................22
          6.5  Cooperation...................................................22
          6.6  Control of the Station........................................23


                                       ii

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          6.7  Title Insurance and Surveys...................................23
                6.7.1  Title Insurance on Owned Property.....................23
                6.7.2  General Requirements as to Title
                           Insurance Policies................................23
                6.7.3  Surveys...............................................23
                6.7.4  Associated Fees and Costs.............................24
          6.8  Allocation of Purchase Price..................................24
          6.9  Access to Books and Records...................................24
          6.10  Purchase of Promissory Note..................................24
          6.11  Time Brokerage Agreement.....................................24
          6.12  Public Announcements.........................................25
          6.13   FCC Compliance..............................................25

   ARTICLE VII - CONDITIONS TO OBLIGATIONS OF
                  BUYER AND SELLER...........................................25
          7.1  Conditions to Obligations of Buyer............................25
                7.1.1  Representations and Warranties........................25
                7.1.2  Covenants and Conditions..............................25
                7.1.3  Consents..............................................25
                7.1.4  FCC Consent...........................................26
                7.1.5  Governmental Authorizations...........................26
                7.1.6  Title Reports and Surveys.............................26
                7.1.7  Tax, Lien and Judgment Searches.......................26
                7.1.8  Deliveries............................................26
                7.1.9  Legal Proceedings.....................................26
          7.2  Conditions to Obligations of Seller...........................26
                7.2.1  Representations and Warranties........................26
                7.2.2  Covenants and Conditions..............................26
                7.2.3  FCC Consent...........................................26
                7.2.4  Deliveries............................................27

   ARTICLE VIII - CLOSING AND CLOSING DELIVERIES.............................27
          8.1  Closing.......................................................27
                8.1.1  Closing Date..........................................27
                8.1.2  Closing Place.........................................27
          8.2  Deliveries by Seller..........................................28
                8.2.1  Conveyancing Documents................................28
                8.2.2  Officer's Certificate.................................28
                8.2.3         Secretary's Certificate........................28
                8.2.4  Consents..............................................28
                8.2.5  Licenses, Contracts and Business Records..............29
                8.2.6  UCC Report............................................29
                8.2.7  Other Documents.......................................29



                                       iii


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          8.3  Deliveries by Buyer...........................................29
                8.3.1  Closing Payment.......................................29
                8.3.2  Officer's Certificate.................................29
                8.3.3  Secretary's Certificate...............................29
                8.3.4  Assumption Agreements.................................29
                8.3.5  Other Documents.......................................30

   ARTICLE IX - TERMINATION..................................................30
          9.1  Termination by Seller.........................................30
                9.1.1  Conditions............................................30
                9.1.2  Judgments.............................................30
                9.1.3  FCC Hearing Designation...............................30
                9.1.4  Dropdead Date.........................................30
          9.2  Termination by Buyer..........................................30
                9.2.1  Conditions............................................30
                9.2.2  Judgments.............................................30
                9.2.3  Interruption of Service...............................30
                9.2.4  FCC Hearing Designation...............................30
                9.2.5  Dropdead Date.........................................30
          9.3  Rights on Termination.........................................30
          9.4  Specific Performance..........................................31
          9.5  Liquidated Damages............................................31
          9.6  Attorneys' Fees...............................................31

   ARTICLE X - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
   INDEMNIFICATION; CERTAIN REMEDIES.........................................31
          10.1  Survival.....................................................31
          10.2  Indemnification by Seller....................................32
          10.3  Indemnification by Buyer.....................................32
          10.4  Procedure for Indemnification................................33
          10.5  Certain Limitations..........................................34

   ARTICLE XI - MISCELLANEOUS................................................34
          11.1  Fees and Expenses............................................34
          11.2  Notices......................................................34
          11.3  Benefit and Assignment.......................................35
          11.4  Further Assurances...........................................36
          11.5  GOVERNING LAW................................................36
          11.6  Entire Agreement.............................................36
          11.7  Waiver of Compliance; Consents...............................36
          11.8  Counterparts.................................................36
          11.9  Severability.................................................36
          11.10  Headings....................................................36


                                       iv

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                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of May 20, 1998, by and among Sinclair Radio of Los Angeles, Inc., a Maryland corporation ("Sinclair"), Sinclair Radio of Los Angeles Licensee, Inc., a Delaware corporation ("Licensee" and together with Sinclair, "Seller"), and Radio Unica Corporation, a Delaware corporation ("Buyer").

                                R E C I T A L S:

A. Seller owns that certain radio station KBLA (AM), licensed to Santa Monica, California (the "Station").

B. Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of the Station, on the terms and conditions hereinafter set forth.

                              A G R E E M E N T S:

In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

                                   ARTICLE I:

                              CERTAIN DEFINITIONS.

1.1 Terms Defined in this Section. The following terms, as used in this Agreement, have the meanings set forth in this Section:

"Accounts Receivable" means the rights of Seller as of the Closing Date to payment for the sale of advertising time and other goods and services by the Station prior to the Closing Date.

"Affiliate" means, with respect to any Person, (a) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, or (b) an officer or director of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition, (i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Persons shall be deemed to control any partnership of which such Person is a general partner.

"Assets" means the assets to be transferred or otherwise conveyed by Seller to Buyer under this Agreement, as specified in Section 2.1.

"Assumed Contracts" means (a) all Contracts, (b) contracts with advertisers for the sale of advertising time or production services for cash at rates consistent with past practices, (c) any contracts entered into by Seller between the date of this Agreement and the Closing Date in compliance with Section 5.1 and (d) any other Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume.

"Closing" means the consummation of the exchange and acquisition of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.1.

"Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.1.1.

"Code" means the Internal Revenue Code of 1986, as amended.

"Communications Act" means the Communications Act of 1934, as amended.

"Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

"Contracts" means all contracts, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party or that are binding upon Seller and that relate to or affect the Assets or the business or operations of the Station, and that are in effect on the date of this Agreement.

"Effective Time" means 12:01 a.m., eastern standard time, on the Closing Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Deposit" means the sum of Two Million One Hundred Thousand Dollars ($2,100,000) which is being deposited by Buyer with First Union National Bank (the "Escrow Agent") on the date hereof to secure the obligations of Buyer to close under this Agreement, with (i) such deposit being held by the Escrow Agent in accordance with the Escrow Agreement executed among Buyer, Seller and Escrow Agent on the date hereof, and (ii) the Escrow Deposit, and all earnings thereon, being paid to Buyer upon Seller's receipt of the Estimated Purchase Price (as defined in Section 2.4.1 hereof).

"FCC" means the Federal Communications Commission.

"FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses by Seller to Buyer as contemplated by this Agreement.

"FCC Licenses" means those licenses, permits and authorizations issued by the FCC to Seller in connection with the business and operations of the Station.

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"HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended, and all Laws promulgated pursuant thereto or in connection therewith.

"Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and that are used in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

"Licenses" means all licenses, permits, construction permits and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Seller, currently in effect and used in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

"LMA" means a local marketing agreement or similar arrangement whereby a party thereto acquires the right to program a television or radio station from the licensee of such station.

"Material Contract" means those Assumed Contracts that are designated on
Schedule 3.7 as "Material Contracts."

"Permitted Liens" means (a) liens and encumbrances of a landlord, or other statutory lien not yet due and payable, or a landlord's liens arising in the ordinary course of business, (b) liens and encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules which have been made available to Buyer,
(c) liens and encumbrances arising pursuant to the terms of leases on Real Property which are subject to any lease or sublease to a third party, (d) liens and encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Seller's books in accordance with generally accepted accounting principles and (e) liens and encumbrances that do not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used.

"Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

"Real Property" means all real property, and all buildings and other improvements thereon, whether or not owned or held by Seller, used or useful in the business or operations of the Station.

"Real Property Interests" means all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or held by Seller that are used in the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

"TBA" means the Time Brokerage Agreement, dated as of August 1, 1997, by and between Seller (as the ultimate assignee of Keymarket of Los Angeles, Inc.) and Radio Korea U.S.A., Inc. ("Radio Korea").

"Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Seller that is used in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

"Tax" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing required to be submitted to any governmental authority with respect to any Tax.

1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


Term                                                       Section
----                                                       --------

Benefit Arrangement                                        Section 3.14.1
Buyer                                                      Preamble
Claimant                                                   Section 10.4.1
Employees                                                  Section 3.14.1
ERISA Affiliate                                            Section 3.14.2
Estimated Purchase Price                                   Section 2.4.1
Financial Statements                                       Section 3.10
Indemnifying Party                                         Section 10.4.1
Multiemployer Plan                                         Section 3.14.1
Outside Closing Date                                       Section 8.1.1
Pension Plan                                               Section 3.14.1
Purchase Price                                             Section 2.3
Seller                                                     Preamble
Station                                                    Recitals
Welfare Plan                                               Section 3.14.1


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1.3    Rules of Construction. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules to this Agreement, and not solely to any particular part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                                   ARTICLE II

                  EXCHANGE AND TRANSFER OF ASSETS; ASSET VALUE.

2.1 Agreement to Exchange and Transfer. Subject to the terms and conditions set forth in this Agreement and subject to the terms of the TBA, Seller hereby agrees to transfer, convey, assign and deliver to Buyer on the Closing Date, and Buyer agrees to acquire, all of Seller's right, title and interest in the tangible and intangible assets used in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than Permitted Liens), including, without limitation, the following:

                  (a)      The Tangible Personal Property;

                  (b)      The Real Property Interests;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e) The Intangibles and all intangible assets of Seller relating to the Station that are not specifically included within the Intangibles, including the goodwill of the Station, if any;

                  (f) All of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with the FCC relating to the business and operation of the Station;

                  (g) All choses in action of Seller relating to the Station to the extent they relate to the period after the Effective Time; and

                  (h) All books and records relating to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station.

2.2      Excluded Assets.  The Assets shall exclude the following:

                  (a) Seller's cash on hand, cash equivalents or deposits held by Seller, all interest payable in connection therewith and any of Seller's interest in its short-term investments, bank balances and rights in and to Seller's bank accounts;

                  (b)      All Accounts Receivable;

                  (c) All tangible personal property disposed of or consumed in the ordinary course of business;

                  (d) All rights and claims of Seller to the extent they relate to the period prior to the Effective Time, whether mature, contingent or otherwise, against third parties relating to the Assets or the Stations whether in tort, contract or otherwise;

                  (e) All rights to the name "Sinclair" and any logo or variation thereof;

                  (f) Any insurance policies, promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto;

                  (g) Any pension, profit-sharing, or employee benefit plans, including all of Seller's interest in any Welfare Plan, Pension Plan or Benefit Arrangement (each as defined in Section 3.14);

                  (h) All tax returns and supporting materials, all original financial statements and supporting materials, all books and records that Seller is required by law to retain, all of Seller's organizational documents and corporate books and records, and all records of Seller relating to the sale of the Assets; and

                  (i) Any interest in and to any refunds of federal, state, or local franchise, income, or other taxes for periods prior to the Closing Date.


2.3 Purchase Price. The purchase price of the Assets (the "Purchase Price") shall be Twenty-One Million Dollars ($21,000,000), adjusted as provided below.

                  2.3.1 Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of revenues and expenses. Subject to the provisions of the TBA, all revenues and all expenses arising from the operation of the Station, including tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), employee compensation, including wages, salaries, accrued sick leave and severance pay, but excluding earned vacation time, and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues and shall be responsible for all expenses, costs and liabilities allocable to the operations of each Station for the period prior to the Effective Time for such Station, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the operations of the Station for the period after the Effective Time, subject to the following:

                  (a) There shall be no adjustment for, and Seller shall remain solely liable with respect to, any obligation or liability not being assumed by Buyer in accordance with Section 2.4.3. An adjustment and proration shall be made in favor of Buyer to the extent that Buyer assumes any liability under any Assumed Contract to refund (or to credit against payments otherwise due) any security deposit or similar prepayment paid to Seller by any lessee or other third party.

                  (b) The Purchase Price shall be reduced to the extent the value of any advertising time remaining to be run by the Station under its trade or barter agreements as of the Effective Time exceeds $15,000.

                  (c) Seller shall be responsible for the payment of all compensation and commissions owed to the Station's employees up to the Effective Time.

                  2.3.2 Manner of Determining Adjustments. The Purchase Price, taking into account the adjustments and prorations pursuant to Section 2.3.1, will be determined in accordance with the following procedures:

                  (a) Seller shall prepare and deliver to Buyer not later than five days before the Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the adjustments to the Purchase Price under Section 2.3.1. The preliminary settlement statement shall (A) contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.3.1, to the extent such adjustments can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by Buyer, and (B) be certified by Seller to be true and complete to Seller's knowledge as of the date thereof.

                  (b) Not later than ninety days after the Closing Date, Buyer will deliver to Seller a statement setting forth Buyer's determination of the Purchase Price and the calculation thereof pursuant to Section 2.3.1. Buyer's statement (A) shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.3.1, and such other information as may be reasonably requested by Seller, and (B) shall be certified by Buyer to be true and complete to Buyer's knowledge as of the date thereof. If Seller disputes the amount of the Purchase Price determined by Buyer, it shall deliver to Buyer within thirty days after its receipt of Buyer's statement a statement setting forth its determination of the amount of the Purchase Price. If Seller notifies Buyer of its acceptance of Buyer's statement, or if Seller fails to deliver its statement within the thirty-day period specified in the preceding sentence, Buyer's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the thirty-day period.

                  (c) Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price. If the parties are unable to resolve the dispute within fifteen days following the delivery of Seller's statement pursuant to Section 2.3.2(b), Buyer and Seller shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in the operation of radio broadcasting stations, to resolve the dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this accountant, and, if necessary, for arbitration to pick such accountant, shall be split equally between the parties.

2.4 Payment of Purchase Price. The Purchase Price shall be paid as follows:

                  2.4.1 Payment of Estimated Purchase Price At Closing. The sum of Twenty-One Million Dollars ($21,000,000), adjusted by the estimated adjustments as set forth in Seller's preliminary settlement statement pursuant to Section 2.3.2(a), is referred to as the "Estimated Purchase Price." At the Closing, Buyer shall pay or cause to be paid to Seller the Estimated Purchase Price by federal wire transfer of same-day funds pursuant to wire instructions which wire instructions shall be delivered to Buyer by Seller at least two business days prior to the Closing Date.

                  2.4.2    Payments to Reflect Adjustments.

                  (a) If the Purchase Price as finally determined pursuant to
Section 2.3.2 exceeds the Estimated Purchase Price, Buyer shall pay to Seller, in immediately available funds within five business days after the date on which the Purchase Price is determined pursuant to Section 2.3.2, the difference between the Purchase Price and the Estimated Purchase Price.

                  (b) If the Purchase Price as finally determined pursuant to
Section 2.3.2 is less than the Estimated Purchase Price, Seller shall pay to Buyer, in immediately available funds within five business days after the date on which the Purchase Price is determined pursuant to Section 2.3.2, the difference between the Purchase Price and the Estimated Purchase Price.

                  2.4.3 Assumption of Liabilities and Obligations. As of the Closing Date and subject to Buyer's right to reject the assignment of the TBA, Buyer shall assume and undertake to pay, discharge and perform all obligations and liabilities of Seller under the Licenses, the TBA and the other Assumed Contracts to the extent that either (a) the obligations and liabilities relate to the time after the Effective Time with respect to the Station or (b) the Purchase Price was reduced pursuant to Section 2.3.1 as a result of the proration of such obligations and liabilities. Buyer shall not assume any other obligations or liabilities of Seller, including, without limitation, (i) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Effective Time except insofar as an adjustment therefor is made in favor of Buyer under Section 2.3.1, (ii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iii) any obligations or liabilities of Seller under any management incentive, employee pension, retirement, or other benefit plans, (iv) any obligations or liabilities of Seller under any collective bargaining agreements, (v) any obligation to any employee of the Station for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, (vi) any credit agreements, note purchase agreements, indentures, capital leases, or other financing arrangements, or
(vii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Seller.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER.

       Seller represents and warrants to Buyer as follows:

3.1 Organization and Authority of Seller. Sinclair is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Sinclair and Licensee is qualified to do business and has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business in the State of California, and to execute, deliver and perform this Agreement and the documents contemplated hereby according to their respective terms. Neither Sinclair nor Licensee is a participant in any joint venture or partnership with any other Person with respect to any part of the operations of the Station or any of the Assets. Except as a result of the TBA, Sinclair has not entered into any other arrangement with any other Persons providing any rights to operate the Station.

3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by each of Sinclair and Licensee have been duly authorized by all necessary corporate action on the part of each of Sinclair and Licensee. This Agreement has been duly executed and delivered by each of Sinclair and Licensee and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

3.3 Absence of Conflicting Agreements; Consents. Subject to obtaining the Consents listed on Schedule 3.3, the FCC Consent and filings required under HSR, the execution, delivery and performance by each of Sinclair and Licensee of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Articles of Incorporation or Bylaws of either of Sinclair or Licensee; (c) will not conflict with, result in a breach of, or constitute a default under any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality specifically applicable to either of Sinclair or Licensee; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which either Sinclair or Licensee is a party or by which either Sinclair or Licensee may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets other than Permitted Liens. Except for the FCC Consent provided for in Section 3.4, filings required under HSR and the other Consents described in Schedule 3.3, no consent, approval, permit, or authorization of, or declaration to, or filing with any governmental or regulatory authority or any other third party is required (a) to consummate this Agreement and the transactions contemplated hereby, or (b) to permit Seller to transfer and convey the Assets to Buyer.

3.4      Governmental Licenses; FCC Matters.

                  (a) Schedule 3.4 includes a true and complete list of the Licenses. Seller has made available to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and Licensee is the authorized legal holder thereof. The Licenses listed on Schedule 3.4 comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct in all material respects of the business and operations of the Station in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any unusual or special restriction or condition that could reasonably be expected to limit the full operation of the Station as now operated. The Licenses are in full force and effect, and the conduct of the business and operations of the Station is in accordance therewith. Except as set forth on Schedule 3.4, no application, action or proceeding is pending for the renewal or modification of any of the Licenses and, except for actions or proceedings affecting radio broadcast stations generally, no application, complaint, action or proceeding is pending or, to Seller's knowledge, threatened that may result in the (i) denial of an application for renewal by the FCC or other granting authority, (ii) the revocation, modification, non-renewal or suspension of any of the Licenses,
(iii) the issuance of any cease-an-desist orders, or (iv) the imposition of any administrative or judicial sanction with respect to the Station; provided, to the extent any application, action or proceeding has been brought by a person or entity which is not an Affiliate of Seller, the foregoing representation is provided only to the knowledge of Seller.

                  (b) Except as set forth on Schedule 3.4, the Station (i) is being operated in all material respects in accordance with the specifications of the applicable FCC Licenses as seasonal variances allow and (ii) is being operated in material compliance in all respects with all requirements of the Communications Act. Sellers have complied in all material respects with all requirements of the FCC and the FAA with respect to the Station's antenna structures.

                  (c) Except as set forth on Schedule 3.4, Seller knows of no facts, conditions or events relating to Seller or the Station that might cause the FCC or other granting authority to have a legally valid basis to deny the assignment of the Licenses as provided for in this Agreement or not to renew any of the Licenses in the ordinary course.

3.5 Real Property. Schedule 3.5 contains a complete and accurate description of all Real Property and all Real Property Interests (including street address, legal description (where known), owner, and Seller's use thereof). The Real Property Interests listed on Schedule 3.5 comprise all interests in real property necessary to conduct the business and operations of the Station as now conducted. Seller has good and marketable fee simple title to all fee estates included in the Real Property Interests and good title to all other Real Property Interests, in each case free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances, except for Permitted Liens. With respect to each leasehold or subleasehold interest included in the Real Property Interests, so long as Seller fulfills its obligations under the lease therefor, Seller has enforceable rights to nondisturbance and quiet enjoyment against its lessor or sublessor, and, to the knowledge of Seller, no third party holds any interest in the leased premises with the right to foreclose upon Seller's leasehold or subleasehold interest. Seller has full legal and practical access to all of the Real Property. To Seller's knowledge, all Real Property (including the improvements thereon) (a) is in good condition and repair consistent with its present use, (b) is available for immediate use in the conduct of the business and operations of the Station, and (c) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction, except to the extent that the current use by Seller, while permitted, constitutes or would constitute a "nonconforming use" under current zoning or land use regulations and except to the extent the failure to satisfy the forgoing statements would not have a material adverse effect on the business or operations of the Station. To Seller's knowledge, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Real Property and are in good operating condition.

3.6 Tangible Personal Property. Schedule 3.6 lists all material items of Tangible Personal Property. The Tangible Personal Property listed on Schedule
3.6 comprises all material items of tangible personal property necessary to conduct the business and operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to each item of Tangible Personal Property and none of the Tangible Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for Permitted Liens. With allowance for normal repairs, maintenance, wear and obsolescence, each material item of Tangible Personal Property is in good operation condition and repair and is available for immediate use in the business and operations of the Station, except where such failure or lack of availability would not have a material and adverse effect on the business or operations of the Station. All items of transmitting and studio equipment included in the Tangible Personal Property (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (b) will permit the Station and any unit auxiliaries thereto to operate in accordance with the material terms of the FCC Licenses and the rules and regulations of the FCC and in all material respects with all other applicable federal, state and local statutes, ordinances, rules and regulations.

3.7 Contracts. Schedule 3.7 is a true and complete list of all Contracts except Contracts which are not material to the business and operations of the Stations and Contracts with advertisers for production or the sale of advertising time on the Station for cash at rates consistent with past practices. Seller has delivered to Buyer true and complete copies of all written Assumed Contracts, true and complete descriptions of all oral Assumed Contracts (including any amendments and other modifications to such Contracts). Other than the Contracts listed on Schedule 3.7 (and contracts relating to the Station entered into by Radio Korea), Seller requires no contract, lease, or other agreement to enable it to carry on its business in all material respects as now conducted. All of the Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms except as the enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies. Seller is not aware of any intention by any party to any Contract (a) to terminate such Contract or amend the terms thereof,
(b) to refuse to renew the Contract upon expiration of its term, or (c) to renew the Contract upon expiration only on terms and conditions that are more onerous than those now existing. Except for the need to obtain the Consents listed on Schedule 3.3, the exchange and transfer of the Assets in accordance with this Agreement will not affect the validity, enforceability, or continuation of any of the Contracts. Seller, and, to the best of Seller's knowledge, the other parties thereto, have complied in all material respects with all of the material provisions of the Assumed Contracts and are not in default thereunder in any material respect, and there has not occurred any event which (whether with or without notice or lapse of time) would constitute such a default.

3.8 Intangibles. Schedule 3.8 is a true and complete list of all material Intangibles (exclusive of Licenses listed in Schedule 3.4) that are required to conduct the business and operations of the Station as now conducted, all of which are valid and in good standing. Other than with respect to matters generally affecting the radio broadcasting industry and not particular to Seller, Seller has not received any notice or demand alleging that Seller is infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other Person, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

3.9 Title to Properties. Except as disclosed in Schedule 3.9, Seller has good and marketable title to the Assets subject to no mortgages, pledges, liens, security interests, encumbrances, or other charges or rights of others of any kind or nature except Permitted Liens.

3.10 Financial Information. Seller has furnished Buyer with true and complete copies of unaudited financial statements of Seller containing a balance sheet and statement of income as at and for the fiscal year ended December 31, 1997, and an unaudited balance sheet and statement of income as at and for the three months ended March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller, have been prepared in a manner consistent with the audited consolidated financial statements of Seller's ultimate corporate parent, Sinclair Broadcast Group, Inc., accurately reflect the books, records and accounts of Seller, and present fairly the financial condition of Seller as at their respective dates and the results of operations for the periods then ended. None of the Financial Statements understates the true costs and expenses of conducting the business or operations of the Station as currently conducted by Seller or otherwise inaccurately reflects the operations of the Station. The audited consolidated financial statements of Sinclair Broadcast Group, Inc. have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

3.11 Taxes. Seller has filed or caused to be filed all Tax Returns that are required to be filed with respect to the ownership and operation of the Station, and, except as disclosed on Schedule 3.10, it has paid or caused to be paid all Taxes shown on those returns or on any tax assessment received by it to the extent that such Taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any Taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the business of the Station, and no event has occurred that could impose on Buyer any transferee liability for any Taxes, penalties, or interest due or to become due from Seller.

3.12 Insurance. Schedule 3.12 is a true and complete list of all insurance policies of Seller. All policies of insurance listed in Schedule 3.12 are in full force and effect. During the past three years, no insurance policy of Seller or the Station has been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

3.13 Reports. All material returns, reports and statements that the Station is currently required to file with the FCC, the Federal Aviation Administration or any other governmental authority have been filed, and all reporting requirements (including maintenance of a public inspection file) of the FCC, the Federal Aviation Administration and all other governmental authorities have been complied with in all material respects. All of such returns, reports and statements, as filed, satisfy all applicable legal requirements.

3.14     Personnel and Employee Benefits.

                  3.14.1 Employees and Compensation. Schedule 3.14 contains a true and complete list of all employees of Seller (collectively, the "Employees") and a description of all compensation arrangements affecting them.
Schedule 3.14 also contains a true and complete list of all employee benefit plans or arrangements applicable to the Employees, including any:

                  (a) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained or administered by Seller or to which Seller contributes or is required to contribute and that covers any Employee or under which Seller has any liability (a "Welfare Plan");

                  (b) "Multiemployer pension plan," as defined in Section 3(37) of ERISA, that is maintained or administered by Seller or to which Seller contributes or is required to contribute and which covers any Employee or under that Seller has any liability (a "Multiemployer Plan");

                  (c) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), to which Seller contributes or is required to contribute (a "Pension Plan");

                  (d) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Internal Revenue Code of 1986, as amended; and

                  (e) Employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that (A) is not a Welfare Plan, Pension Plan, or Multiemployer Plan, (B) is entered into, maintained, contributed to, or required to be contributed to by Seller or under which Seller has any liability, and (C) covers any Employee (collectively, "Benefit Arrangements").

                  3.14.2 Pension Plans. Except as disclosed on Schedule 3.14, Seller does not sponsor, maintain, or contribute to any Pension Plan. Each Pension Plan disclosed on Schedule 3.14 complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any statutes, order, rules and regulations that are applicable to such plans, including ERISA and the Code. Neither the Seller nor any trade or business under common control within the meaning of Sections 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has any material liability to, or with respect to, any Pension Plan subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. Neither Seller nor any ERISA Affiliate knows or has reason to know that any Pension Plan is subject to any governmental audit or examination, and neither Seller nor any ERISA Affiliate is subject to any action, suit, or claim with respect to any Pension Plan. Neither Seller nor any ERISA Affiliate has engaged in any transaction that could subject Seller to any material liability under
Section 4069 of ERISA. The transactions contemplated by this Agreement will not subject Seller to any liability under Section 4069 of ERISA.

                  3.14.3 Welfare Plans. Each Welfare Plan complies currently and has been maintained in material compliance with its terms and, both as to form and in operation, in all material respects with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Seller does not sponsor, maintain, or contribute to any Welfare Plan that provides health or death benefits to former employees of the Station other than as required by Section 4980B of the Code.

                  3.14.4 Benefit Arrangements. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Seller has no written contract prohibiting the termination of any Employee.

                  3.14.5 Multiemployer Plans. Seller has not at any time been a participant in any Multiemployer Plan.

3.15 Labor Relations. Except as set forth in Schedule 3.15, Seller is not a party to or subject to any collective bargaining agreement or written or oral employment agreement with any Employee. Seller has complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the knowledge of Seller, threatened, between it and any Employee (singly or collectively). No labor union or other collective bargaining unit represents or claims to represent any of the employees of

Seller. To the knowledge of Seller, there is no union campaign being conducted to solicit cards from any Employees to authorize a union to represent any of the employees of Seller or to request a National Labor Relations Board certification election with respect to any Employees.

3.16 Claims and Legal Actions. Except for any FCC rulemaking proceedings generally affecting the radio broadcasting industry and not particular to Seller, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Station, nor does Seller know of any basis for the same. In particular, but without limiting the generality of the foregoing, there are no applications, complaints, or proceedings pending or, to the knowledge of Seller, threatened
(a) before the FCC relating to the business or operations of the Station other than rule making proceedings that affect the radio industry generally, (b) before any federal or state agency relating to Seller involving charges of illegal discrimination under any federal or state employment laws or regulations, or (c) before any federal, state, or local agency relating to Seller involving zoning issues under any federal, state, or local zoning law, rule, or regulation.

3.17     Environmental Matters.

                  3.17.1 Seller has complied in all material respects with all material laws, rules and regulations of all federal, state and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, claim, demand, or notice has been filed or, to Seller's knowledge, commenced against Seller alleging any failure to comply with any such law, rule, or regulation.

                  3.17.2 To Seller's knowledge, Seller has no liability (and there is no reasonable basis related to Seller's past or present operations, properties, or facilities for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, or the Emergency Planning and Community Right-to-Know Act (each as amended) or any other law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                  3.17.3 To Seller's knowledge, Seller has no liability (and Seller has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Seller giving rise to any such liability) for damage to any site, location, or body of water (surface of subsurface) or for illness or personal injury.

                  3.17.4 Seller has no liability (and there is no reasonable basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under the Occupational Safety and Health Act, as amended, or under any other law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning employee health and safety.

                  3.17.5 To Seller's knowledge, Seller has no liability (and Seller has not exposed any employee to any substance or condition that could reasonably be expected to form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Seller giving rise to any such liability) for any illness or personal injury to any employee.

                  3.17.6 Seller has obtained and been in material compliance with all of the terms and conditions of all material permits, licenses and other authorizations that are required under, and to Seller's knowledge, has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in, all federal, state and local laws, rules and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  3.17.7 To Seller's knowledge, all properties and equipment of Seller are and have been free of asbestos and asbestos-related products, PCB's, methylene chloride, trichloroethylene, 1, 2-trans- dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (as defined in Section 302 of the Emergency Planning and Community Right-to-Know Act).

                  3.17.8 To Seller's knowledge, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste has ever been manufactured, buried, stored, spilled, leaked, discharged, emitted, or released on any Real Property.

                  3.17.9 Other than in compliance with the Communications Act, the operation of the Station does not cause or result in exposure to workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 kHz to 100 gHz" (ANSI C95.1-1982), issued by the American National Standards Institute. Renewal of the Licenses would not constitute a "major action" within the meaning of Section 1.1301, et seq., of the FCC's rules.

3.18 Compliance with Laws. Seller is not in material violation of, and has not received any notice asserting any material noncompliance by Seller with any applicable material statute, law, rule or regulation, whether federal, state, local or otherwise, in connection with the ownership of the Assets. Seller has complied and is in compliance, in all material respects, with all material laws, regulations and governmental orders applicable to Seller's operation of the Station and ownership of the Assets. Seller has obtained and holds all material permits, licenses and approvals (none of which has been rescinded and all of which are in full force and effect) from all governmental authorities necessary in order to conduct the operations of the Station in accordance with applicable law, as presently conducted and to own, use and maintain the Assets.

3.19 Conduct of Business in Ordinary Course. Since March 31, 1998, Seller has conducted its business and operations only in the ordinary course and has not:

                  3.19.1 suffered any material adverse change in the business, assets, properties, financial condition, results of operations, or business prospects of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station;

                  3.19.2 made any material increase in compensation payable or to become payable to any of its employees, or any bonus payment made or promised to any of its employees, or any material change in personnel policies, employee benefits, or other compensation arrangements affecting its employees;

                  3.19.3 made any sale, assignment, lease, or other transfer of assets other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  3.19.4 canceled any debts owed to or claims held by Seller, except in the normal and usual course of business;

                  3.19.5   made any changes in Seller's accounting practices;

                  3.19.6 suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable; or

                  3.19.7 transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right.

3.20 Transactions with Affiliates. Except as disclosed in the Financial Statements, Seller has not been involved in any business arrangement or relationship with any Affiliate of Seller, and no Affiliate of Seller owns any property or right, tangible or intangible, that is used in the business of the Station.

3.21 Broker. Neither Seller nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Seller as follows:

4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and by the Closing Date will be duly qualified to do business as a foreign corporation where such qualification is necessary. Buyer has the requisite corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby according to their respective terms and to own the Assets.

4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

4.3 Absence of Conflicting Agreements and Required Consents. Subject to the receipt of the Consents or as otherwise set forth in this Section 4.3, the execution, delivery and performance by Buyer of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (c) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which Buyer is a party or by which Buyer may be bound.

4.4 Brokers. Neither Buyer nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement other than fees due to the Ted Hepburn Company and to Serafin Brothers, Inc., which fees shall be the sole responsibility of Buyer.

4.5     Qualification of Buyer.

                  4.5.1 Except as disclosed in Schedule 4.5.1, Buyer is, and pending Closing will remain legally, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Station. Except as disclosed in Schedule 4.5.1, there are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring or operating the Station or would cause the FCC not to approve the assignment of the FCC License to Buyer. Except as disclosed in Schedule 4.5.1, Buyer has no knowledge of any fact or circumstance relating to Buyer or any of Buyer's affiliates that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC License to Buyer, or
(b) lead to a delay in the processing by the FCC of the application for such assignment. Except as disclosed in Schedule 4.5.1, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC License to Buyer, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

                  4.5.2 As of the date hereof and through the Closing Date, except as set forth on Schedule 4.5.1, neither Buyer nor any Affiliate of Buyer
(a) owns, controls or operates any television or radio station located in the DMA in which the Station is located, (b) has any direct or indirect interest, including, without limitation, any equity, debt, security or any other financial interest, whether or not "attributable" (as defined in the rules and regulations of the FCC), or management interest, in (i) any television or radio station located in the DMA in which the Station is located, or (ii) any applicant seeking to construct or acquire, by assignment of license or transfer of control, any such television or radio station (an "Applicant"); or (c) is a party to any LMA with a television or radio station located in the DMA in which the Station is located, or with any Applicant. Buyer acknowledges and agrees that the representations set forth in this Section 4.5.2 shall take into account and include (a) the consummation of any proposed or pending acquisition (as of the date hereof and through the Closing Date of television or radio stations (including the acquisition of the Station) by Buyer or any Affiliate of Buyer or any Applicant, and (b) any LMA or proposed or pending LMA (as of the date hereof and through the Closing Date) to which Buyer or any Affiliate of Buyer is or may become a party.

4.6 Availability of Funds. Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

4.7 No Outside Reliance. Buyer has not relied and is not relying on any statement, representation or warranty not made in this Agreement, any Schedule hereto or any certificate to be delivered to Buyer at the Closing pursuant to this Agreement. Buyer is not relying on any projections or other predictions contained or referred to in materials (other than the Schedules) that have been or may hereafter be provided to Buyer or any of its Affiliates, agents or representatives, and Seller makes no representations or warranties with respect to any such projections or other predictions.

                                    ARTICLE V

                   OPERATION OF THE STATION PRIOR TO CLOSING.

Subject to the terms of the TBA, Seller covenants and agrees that between the date hereof and the Closing Date, Seller will conduct its business in the ordinary course in accordance with its past practices (except where such conduct would conflict with the following covenants or with other obligations of Seller under this Agreement), and, except as contemplated by this Agreement or with the prior written consent of Buyer, Seller will act in accordance with the following:

5.1 Contracts. Seller will not renew, extend, amend or terminate, or waive any material right under, any Material Contract, or enter into any contract or commitment or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness and obligations arising from the amendment of any existing Contract, regardless whether such Contract is a Material Contract) that will be assumed by or be otherwise binding on Buyer after Closing, except for (a) cash time sales agreements and production agreements made in the ordinary course of business consistent with Seller's past practices, (b) the renewal or extension of any existing Contract on its existing terms in the ordinary course of business, and (c) other contracts entered into in the ordinary course of business consistent with Seller's past practices that do not involve consideration, in the aggregate, in excess of $25,000 measured at Closing. Prior to the Closing Date, Seller shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date and shall make available to Buyer true and complete copies of all such Contracts. Seller will not do or omit to do any act (or permit such act or omission) which will result in a material breach of any Contract.

5.2 Compensation. Seller shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, except in accordance with past practices.

5.3 Encumbrances. Seller will not create, assume, or permit to exist any mortgage, pledge, lien, or other charge or encumbrance affecting any of the Assets, except for (a) liens that will be removed prior to the Closing Date, and
(b) Permitted Liens.

5.4 Dispositions. Seller will not sell, assign, lease, or otherwise transfer or dispose of any of the Assets except in the ordinary course of business provided that either (i) such Assets are replaced with assets of equivalent kind and value or (ii) the sale proceeds in respect of such Assets are held for the benefit of Buyer.

5.5 Access to Information. Seller will give to Buyer and its investors, lenders, counsel, accountants, engineers and other authorized representatives reasonable access to the Station and all books, records and documents of Seller which pertain solely to the Station, and will furnish or cause to be furnished to Buyer and its authorized representatives all information relating to the Station that they reasonably request (including any financial reports and operations reports produced with respect to the Station).

5.6 Insurance. Seller shall maintain in full force and effect policies of insurance of the same type, character and coverage as the policies currently carried with respect to the business, operations and assets of Seller.

5.7 Licenses. Seller shall not cause or permit, by any act or failure to act, any of the Licenses required to be listed on Schedule 3.4 to expire or to be revoked, suspended or modified, or take any action that could reasonably be expected to cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or material adverse modification of any of the Licenses. Seller shall prosecute with due diligence any applications to any governmental authority necessary for the operation of the Station.

5.8 Obligations. Seller shall pay all its obligations as they become due, consistent with past practices, so that all such obligations shall be current as of the Closing Date.

5.9 No Inconsistent Action. Seller shall not take any action that is inconsistent with its obligations under this Agreement in any material respect or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement. Neither Seller nor any of its respective representatives or agents shall, directly or indirectly, solicit, initiate, or participate in any way in discussions or negotiations with, or provide any confidential information to, any Person (other than Buyer or any affiliate or associate of Buyer and their respective representatives and agents) concerning any possible disposition of the Station, the sale of any material assets of the Station, or any similar transaction.

5.10 Maintenance of Assets. Seller shall maintain all of the Assets in good condition (ordinary wear and tear excepted), consistent with their overall condition on the date of this Agreement, and use, operate and maintain all of the Assets in a reasonable manner. Seller shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any insured or indemnified loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Seller shall use the proceeds of any claim under any property damage insurance policy or other recovery solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

5.11 Consents. Seller shall use reasonable efforts to obtain all Consents without any adverse change in the terms or conditions of any Assumed Contract or License.

5.12 Books and Records. Seller shall maintain its books and records in accordance with past practices.

5.13 Notification. Seller shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Station of which Seller becomes aware and of any material change in any of the information contained in the representations and warranties contained in
Article III of this Agreement.

5.14 Compliance with Laws. Seller shall comply in all material respects with all laws, rules and regulations.

                                   ARTICLE VI

                        SPECIAL COVENANTS AND AGREEMENTS.

6.1      FCC Consent.

                  6.1.1 The exchange and transfer of the Assets as contemplated by this Agreement is subject to the prior consent and approval of the FCC without any conditions which are materially adverse to Buyer.

                  6.1.2 Seller and Buyer shall prepare and within ten days after the date of this Agreement shall file with the FCC an appropriate application for FCC Consent. The parties shall thereafter prosecute the application with all reasonable diligence and otherwise use their respective best efforts to obtain a grant of the application as expeditiously as practicable. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to the application for the FCC Consent and any requests for reconsideration or judicial review of the FCC Consent.

                  6.1.3 If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Article IX, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the effective period of the FCC Consent shall limit the exercise either party of its right to terminate the Agreement under Article IX.

6.2 Hart-Scott-Rodino. Within ten days following the execution of this Agreement, Seller and Buyer shall complete any filing that may be required pursuant to HSR (each an "HSR Filing"). Sellers and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of HSR.

6.3    Risk of Loss.

                  (a) The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon Seller. In the event of such loss or damage prior to the Closing Date, Seller shall use reasonable commercial efforts to restore, replace or repair the damaged Assets in accordance with Seller's past practices at Seller's sole cost and expense. Except as provided in clause (b) of this Section 6.3, in the event such loss or damage shall not be restored, replaced or repaired as of the Closing Date, Buyer and Seller shall proceed with the Closing and Buyer shall receive at Closing a reduction of the Purchase Price in an amount which, net of any insurance proceeds paid by Seller to Buyer, or the value of any rights to receive insurance proceeds which are assigned by Seller to Buyer, is sufficient to pay for such restoration, replacement or repair.

                  (b) In the event that any loss or damage results in the regular broadcast transmission of the Station (including its effective radiated power) to be diminished in any material respect on what would otherwise be the Closing Date, Buyer may, at its sole option, defer the Closing Date until the Station's broadcast transmission has been resumed.

6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, including Buyer's obtaining of financing related hereto, and except as and to the extent required by law, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

6.5 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, neither Seller nor Buyer shall have any obligation
(a) to expend funds (other than their own reasonable legal fees or incidental expenses) to obtain any of the Consents or (b) to agree to any adverse change in any License or Assumed Contract in order to obtain a Consent required with respect thereto.

6.6     Control of the Station. Prior to Closing except as otherwise required by
Section 6.11, Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Station; subject to the TBA, those operations, including complete control and supervision of all of each Station's programs, employees and policies, shall be the sole responsibility of Seller.

6.7     Title Insurance and Surveys.

                  6.7.1 Title Insurance on Owned Property. With respect to each fee estate included in the Real Property Interests, Seller will obtain and deliver to Buyer (i) as soon as practicable after the date of this Agreement, a title commitment disclosing the condition of title to such fee estate and all easements, rights of way, and restrictions of record with respect thereto, as of a date not earlier than the date of this Agreement, accompanied by copies of all instruments evidencing the scope and extent of all such easements, rights of way, and restrictions of record, and (ii) at or prior to Closing, an ALTA Owner's Policy of Title Insurance on a form customarily used in the State of California, issued by a title insurer reasonably satisfactory to Buyer, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Buyer), insuring title to such property to be in the name of Buyer as of the Closing, subject only to Permitted Liens.

                  6.7.2 General Requirements as to Title Insurance Policies. Each title insurance policy obtained and delivered to Buyer pursuant to this Agreement shall, except to the extent that title insurers in the State of California are not lawfully permitted to issue such policies, (i) insure title to the property described in the policy and all recorded easements benefiting such property, (ii) contain an "extended coverage endorsement" or similar modification insuring over or otherwise eliminating the general exceptions customarily contained in title policies, (iii) contain an endorsement insuring that the property described in the policy is the same real estate shown in the survey delivered with respect to such property, (iv) contain a "contiguity" endorsement with respect to any property consisting of more than one record parcel, and (v) not be subject to any survey exception or any defect or encroachment disclosed by a survey delivered with respect to the property.

                  6.7.3 Surveys. With respect to each Real Property Interest as to which a title insurance policy is to be procured pursuant to this Agreement, Seller will obtain and deliver to Buyer as soon as practicable after the date of this Agreement a current survey of the relevant parcel, prepared and certified to Buyer and to the title insurer of such Real Property Interest by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

                  6.7.4 Associated Fees and Costs. Buyer shall be responsible for the costs associated with obtaining the title commitments, title insurance policies and surveys described above.

6.8 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as agreed to by the Seller and the Buyer within 60 days of the date hereof for purposes of Section 1060 of the Internal Revenue Code of 1986, as amended, and Temporary Treasury Regulation Section 1.1060-1T. Buyer and Seller agree to file with their respective federal income tax returns an initial asset acquisition statement and any supplemental statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation Section 1.1060-1T, all in accordance with and accurately reflecting the agreed upon allocation of Purchase Price as described above.

6.9 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of five years from the Closing Date any books and records relating to the Assets but not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of five years after the Closing Date any books and records relating to the Assets that are included in the Assets.

6.10 Purchase of Promissory Note. Contemporaneously with the Closing, Buyer shall purchase from Keymarket of Los Angeles, Inc. that certain Promissory Note, dated February 1, 1995, of Radio Korea, in the original principal amount of $175,000, for a purchase price not in excess of $200,000, payable in immediately available funds, equal to the then outstanding principal amount plus accrued and unpaid interest as of the Closing Date.

6.11 Time Brokerage Agreement. At the option of Seller, exercisable by providing written notice to Buyer at any time simultaneously with or after the execution of the Agreement, Buyer and Seller will enter into a time brokerage agreement, pursuant to which Buyer will obtain the right to broadcast on the Station all of the programming thereon other than during a mutually agreeable two hour period and to provide all services (and retain all revenues) relating to the sale of advertising time on the Station. Subject to the rights retained by the Seller as required by applicable law, including the rules and regulations of the FCC, and a prohibition against moving the Station's main studio location or making other than certain agreed to format changes, Buyer will exercise complete discretion in the operation of the Station. In consideration of the rights obtained by Buyer under the new TBA, Buyer will provide Seller with a monthly fee of $150,000, together with monthly reimbursement of verifiable, reasonable operating expenses of the Stations incurred by Seller. Subject to applicable governmental requirements, the time brokerage agreement shall contain certain other customary terms and conditions and shall include a term beginning on a date specified by Seller, but not earlier than 10 business days after Seller's notice to Buyer pursuant to this Section 6.11 and ending upon the earlier of (i) the date of the closing of the transactions contemplated by this Agreement; or (ii) the termination of this Agreement; provided, at Seller's option following termination of this Agreement as a result of Buyer's breach, the term of the time brokerage agreement shall not end until up to one year (as designated by Seller) after termination of this Agreement; provided further, if Buyer materially breaches the time brokerage agreement following termination of this Agreement, Buyer shall pay to Seller, as liquidated damages, the sum of the number of months which would have remained under the TBA had the TBA not been terminated multiplied by $150,000.

6.12 Public Announcements. The parties hereto shall consult with each other before making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any press release or make any public statement without the prior written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consultation with or written consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange to which Seller or Buyer (or any affiliate of Seller or Buyer) is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

6.13 FCC Compliance. Seller agrees to use commercially reasonable efforts to correct, prior to Closing, the failure of the Station's antenna monitor and base current ratios to be within the tolerances required by the rules and regulations of the FCC, as referenced in Schedule 3.4 hereto. To the extent such failures are not corrected prior to Closing, Seller shall reimburse Buyer, promptly following receipt of a written invoice, for all out-of-pocket expenses not in excess of $50,000 (reduced by any expenses incurred by Seller prior to Closing), incurred by Buyer to correct such failure.

                                   ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER.

7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  7.1.1 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete (without regard to materiality qualifiers contained therein) at and as of the Closing Date as though made at and as of that time, except where the failure to be true and complete will not have a material adverse effect on the Assets or the business of the Station.

                  7.1.2 Covenants and Conditions. Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date, except where the failure to have performed or complied will not have a material adverse effect on the Assets or the business of the Station.

                  7.1.3 Consents. All Consents shall have been obtained and delivered to Buyer (other than any Consent required under any Contract listed on Schedule 3.7 that is not a Material Contract), without any materially adverse change in the terms or conditions of any Contract or any License.

                  7.1.4 FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions that need not be complied with by Buyer under Section 6.1 hereof and Seller shall have complied with any conditions imposed on it by the FCC Consent.

                  7.1.5 Governmental Authorizations. Seller shall be the holder of all FCC Licenses and there shall not have been any modification, revocation, or non-renewal of any License that could have an adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending the effect of which is reasonably likely to be to revoke, cancel, fail to renew, suspend, or modify adversely any FCC License.

                  7.1.6 Title Reports and Surveys. Buyer shall have received reasonably satisfactory title insurance commitments and surveys, as provided for in Section 6.7.

                  7.1.7 Tax, Lien and Judgment Searches. Buyer shall have received reasonably satisfactory searches for tax, lien and judgment filings in the Secretary of State's records of California, and in the appropriate records of the applicable counties, such searches having been made no earlier than ten days prior to the Closing Date.

                  7.1.8 Deliveries. Seller shall have made all the deliveries to Buyer described in Section 8.2.

                  7.1.9 Legal Proceedings. No governmental authority shall have enacted, enforced, issued or entered any law, rule, regulation or order, including in connection with any action or proceeding brought by a third party (not subsequently dismissed, settled or otherwise terminated), which prohibits or invalidates the transactions contemplated by this Agreement or prevents, limits, restricts or impairs the ownership, use or operation of the Assets or the Station by Buyer, other than an action or proceeding instituted by Buyer or other than any limitation, restriction or impairing which does not have a material adverse effect on the Assets or the business of the Station.

7.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing hereunder are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  7.2.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  7.2.2 Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  7.2.3 FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions that need not be complied with by Seller under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

                  7.2.4 Deliveries. Buyer shall have made all the deliveries described in Section 8.3.

                  7.2.5 Legal Proceedings. No governmental authority shall have enacted, enforced, issued or entered any law, rule, regulation or order, including in connection with any action or proceeding brought by a third party (not subsequently dismissed, settled or otherwise terminated), which prohibits or invalidates the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                         CLOSING AND CLOSING DELIVERIES.

8.1      Closing.

                  8.1.1    Closing Date.

                  (a) Except as provided below in this Section or as otherwise agreed to by Buyer and Seller, the Closing shall take place at 10:00 a.m. on a date, to be set by Buyer on at least ten business days' written notice to Seller, which shall be not earlier than the first business day after the FCC Consent is granted and not later than the tenth business day after the FCC Consent is granted.

                  (b) If any event occurs that prevents signal transmission by the Station in the normal and usual manner and Seller cannot restore the normal and usual transmission before the date on which the Closing would otherwise occur pursuant to this Section 8.1.1, and this Agreement has not been terminated under Article IX, the Closing shall be postponed until a date within the effective period of the FCC Consent (as it may be extended pursuant to Buyer's and Seller's reasonable efforts) to allow Seller to restore the normal and usual transmission. If the Closing is postponed pursuant to this paragraph, the date of the Closing shall be mutually agreed to by Seller and Buyer, but no later than the tenth business day after the restoration of the normal and usual transmission of the Station's signal.

                  (c) If there is in effect on the date on which the Closing would otherwise occur pursuant to this Section 8.1.1 any judgment, decree or order that would prevent or make unlawful the Closing on that date, the Closing shall be postponed until a date within the effective period of the FCC Consent (as it may be extended pursuant to Buyer's and Seller's reasonable efforts), to be agreed upon by Buyer and Seller, when such judgment, decree, or order no longer prevents or makes unlawful the Closing. If the Closing is postponed pursuant to this paragraph, the date of the Closing shall be mutually agreed to by Seller and Buyer, but no later than the tenth business day following the date when the Closing is no longer prevented or unlawful.

                  8.1.2 Closing Place. The Closing shall be held at the offices of Sinclair Communications, Inc., 2000 W. 41st Street, Baltimore, Maryland 21211, or any other place that is agreed upon by Buyer and Seller.

8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  8.2.1 Conveyancing Documents. Duly executed warranty deeds, bills of sale, motor vehicle titles, assignments, and other transfer documents that are sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims and obligations except for Permitted Liens;

                  8.2.2    Officer's Certificate.

                  (a) A certificate, dated as of the Closing Date, executed on behalf of Seller by an officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete (without regard to materiality qualifiers contained herein) as of the Closing Date as though made on and as of that date, and (ii) that Seller has performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date, except, in either case, where such failure does not have a material adverse effect on the Assets or the business of the Station;

                  (b) A certificate, dated as of the Closing Date, executed on behalf of Sinclair Communications, Inc. ("Parent") by an officer of Parent, certifying that the representations and warranties of Parent contained in this Agreement are true and complete (without regard to materiality qualifiers contained herein) as of the Closing Date as though made on and as of that date, except where such failure does not have a material adverse effect on the Assets or the business of the Station.

                  8.2.3    Secretary's Certificate.

                  (a) A certificate, dated as of the Closing Date, executed by Seller's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Seller's Board of Directors and shareholders (if required), authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, the Articles of Incorporation of Seller and a Certificate of Good Standing for Seller certified by an appropriate California state official certified by such state official as of a date not more than ten days before the Closing Date and by Seller's Secretary as of the Closing Date, and a copy of Seller's Bylaws as in effect on the date thereof, certified by Seller's Secretary as of the Closing Date;

                  (b) A certificate, dated as of the Closing Date, executed by Parent's Secretary certifying that the resolutions, as attached to such certificate, were duly adopted by Parent's Board of Directors authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect.

                  8.2.4 Consents. Manually executed copies of instrument evidencing receipt of all of the Consents which have been obtained prior to the Closing; and

                  8.2.5 Licenses, Contracts and Business Records. Originals or, if not available, copies of all Licenses, including any modifications and amendments thereto, and all applications, reports, technical information, and engineering studies relating to the Station and all files required by the FCC to be maintained by Seller, all Contracts, and other operational data or other information maintained by Seller in the ordinary course, all blueprints, schematics, working drawings, plans, projections, statistics and engineering records relating to the Station, and all other business files and records in the possession of Seller or any of its Affiliates relating to the Station.

                  8.2.6 UCC Report. A report dated not more than ten (10) days prior to the Closing Date of the appropriate filing officers in the applicable jurisdictions evidencing no judgments, financing statements, tax liens, mechanics', materialmen's or other statutory liens, except for Permitted Liens, on file with respect to the Assets, and, if such report evidences that judgments, financing statements, tax liens, mechanics', materialmen's or other statutory liens are on file with respect to any of the Assets, a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien or a pay-off letter from such secured party or lienholder indicating that such party or lienholder will provide such release or termination statement upon receipt of payment from the proceeds of the sale contemplated herein.

                  8.2.7 Other Documents. Such other documents to be delivered by Seller hereunder as are reasonably necessary for Buyer to effectuate and document the transactions contemplated hereby.

8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  8.3.1    Closing Payment.  The payment described in Section
2.4.1;

                  8.3.2 Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an officer of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (ii) that Buyer has in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

                  8.3.3 Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as attachments thereto, Buyer's Certificate of Incorporation and a Certificate of Good Standing certified by an appropriate Delaware state official and by Buyer's Secretary as of the Closing Date, and a copy of Buyer's Bylaws as in effect on the date thereof, certified by Buyer's Secretary as of the Closing Date; and

                  8.3.4 Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts to the extent provided in
Section 2.4.3;


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

                  8.3.5 Other Documents. Such other documents to be delivered by Buyer hereunder as are reasonably necessary for Seller to effectuate and document the transactions contemplated hereby.

                                   ARTICLE IX


                                  TERMINATION.

9.1 Termination by Seller. This Agreement may be terminated by Seller and the exchange and transfer of the Station abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                  9.1.1 Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Seller set forth in this Agreement has not been satisfied or waived in writing by Seller;

                  9.1.2 Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing; or

                  9.1.3 Dropdead Date. If the Closing shall not have occurred on or prior to the first anniversary of the date hereof.

9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the exchange and transfer of the Station abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                  9.2.1 Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement has not been satisfied or waived in writing by Buyer;

                  9.2.2 Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing;

                  9.2.3 Interruption of Service. If any event occurs that (i) takes the Station off-the-air for a period of thirty days or more, or (ii) prevents a signal transmission by the Station in the normal and usual manner for a period of thirty or more days after the date of this Agreement;

                  9.2.4 Dropdead Date. If the Closing shall not have occurred on or prior to the first anniversary of the date hereof.

9.3 Rights on Termination. If this Agreement is terminated by Buyer due to Seller's material breach of any provision of this Agreement, Buyer shall have all rights and remedies available at law or equity, including the remedy of specific performance described in Section 9.4 below, but shall in a suit for damages be limited to actual damages and shall not be entitled to consequential, incidental or similar damages. If this Agreement is terminated by Seller due to Buyer's material breach of any provision of this Agreement, Seller shall be entitled to receive as liquidated damages the Escrow Deposit, together with all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent. If this Agreement is terminated other than by Seller due to Buyer's material breach, Buyer shall be entitled to the immediate return of the Escrow Deposit, together with all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent.

9.4 Specific Performance. The parties recognize that if Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies (subject to the limitations of Section 9.3) that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Buyer to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

9.5 Liquidated Damages. If this Agreement is terminated by Seller pursuant to Section 9.1 hereof due to a material breach by Buyer of any provision of this Agreement, then the amount of the Escrow Deposit, together with all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Seller as liquidated damages, it being agreed that such amount shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to consummate the transaction contemplated by this Agreement to occur at the Closing. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount then comprising the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement at the Closing for the above-stated reason.

9.6 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                       INDEMNIFICATION; CERTAIN REMEDIES.

10.1 Survival. Without prejudice to representations and warranties in other agreements delivered hereunder, all representations and warranties of Buyer and Seller herein and all covenants of Buyer and Seller herein with respect to periods prior to Closing shall be deemed continuing representations, warranties and covenants, and shall survive the Closing for a period of one (1) year. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by either party shall affect the other party's right to rely on any representation, warranty, or covenant made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

10.2 Indemnification by Seller. After the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, but subject to Section 10.5, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  10.2.1 Any and all losses, liabilities, or damages (other than consequential, incidental or similar damages) resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement;

                  10.2.2 Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement;

                  10.2.3 Any loss, liability, obligation, or damages (other than consequential, incidental or similar damages) resulting from the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the Assets;

                  10.2.4 Any and all losses, liabilities, or damages (other than consequential, incidental or similar damages) resulting from the operation or ownership of the Station prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts that relate to events occurring prior to the Closing Date; and

                  10.2.5 Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

10.3 Indemnification by Buyer. Subject to Section 10.5, notwithstanding the Closing, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  10.3.1 Any and all losses, liabilities, or damages (other than consequential, incidental or similar damages) resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement;

                  10.3.2 Any and all obligations of Seller expressly assumed by Buyer pursuant to this Agreement;

                  10.3.3 Any and all losses, liabilities, or damages (other than consequential, incidental or similar damages) resulting from the operation or ownership of the Station on or after the Closing Date; and

                  10.3.4 Any and all out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment, or judgment incident to the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  10.4.1 The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten business days after written notice of such action, suit, or proceeding was given to Claimant; provided, any delay in providing any notice required by this
Section 10.4.1 shall relieve the Indemnifying Party from liability only if, and to the extent, such delay materially and adversely impacts the rights of the Indemnifying Party.

                  10.4.2 With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  10.4.3 With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party, provided, however, that Indemnifier may not assume control of the defense unless it affirms in writing its obligation to indemnify Claimant for any damages incurred by Claimant with respect to such third-party claim. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                  10.4.4 If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  10.4.5 The indemnifications rights provided in Section 10.2 and Section 10.3 shall extend to the members, partners, shareholders, officers, directors, employees, representatives and affiliated entities of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

10.5 Certain Limitations. Notwithstanding anything in this Agreement to the contrary, neither party shall indemnify or otherwise be liable to the other party with respect to any claim for any breach of a representation or warranty, or for the breach of any covenant contained in this Agreement, (a) unless notice of the claim is given within one (1) year after the Closing Date, and (b) except to the extent actual damages for all such claims by such party exceed $35,000 (provided the threshold set forth in clause (b) of this Section 10.5 shall not apply to indemnification claims relating to any failure by Seller to comply with its covenant set forth in Section 6.14 hereof).

                                   ARTICLE XI

                                 MISCELLANEOUS.

11.1     Fees and Expenses.

                  11.1.1 Seller shall pay any filing fees, transfer taxes, document stamps, or other charges levied by any governmental entity on account of the transfer of the Assets from Seller to Buyer.

                  11.1.2 Buyer and Seller shall each pay one-half of any fees charged (i) by the FCC in connection with obtaining the FCC Consent, and (ii) in connection with the HSR Filing.

                  11.1.3 Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives. Buyer shall be responsible for all fees or commissions payable to the Ted Hepburn Company and to Serafin Brothers, Inc.

11.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

                                      To Seller:
                                      ----------
                                      Sinclair Radio of Los Angeles, Inc.
                                      2000 W. 41st Street
                                      Baltimore, MD  21211
                                      Attn:  President
                                      Telecopy:(410) 467-5043
                                      Telephone:(410) 467-5005


with a copy                           Sinclair Communications, Inc.
(which shall                          2000 W. 41st Street
not constitute                        Baltimore, MD  21211
notice) to:                           Attn:  General Counsel

                                      Telecopy:(410) 662-4707
                                      Telephone:(410) 662-1422

                                      To Seller:
                                      ----------
                                      Radio Unica Corp.
                                      8400 N.W. 52nd Street, Suite 101
                                      Miami, Florida 33166
                                      Attn: Joaquin F. Blaya

                                      Telecopy:(305) 683-5052
                                      Telephone:(305) 683-5000

with a copy to:                       John Quale, Esq.
                                      Skadden, Arps, Slate, Meagher & Flom LLP
                                      1440 New York Avenue, NW
                                      Washington, DC  20005

                                      Telecopy:(202) 371-7475
                                      Telephone:(202) 371-7200

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

11.3     Benefit and Assignment.

                  (a) Except as hereinafter specifically provided in this
Section 11.3, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Seller (if the assignor is Buyer) or Buyer (if the assignor is Seller) and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. Buyer shall have the right to assign this Agreement to any entity or entities controlling, controlled by, or under common control with Buyer so long as any such assignment will not delay the Closing beyond the date on which any Closing would otherwise occur in accordance with this Agreement; provided, however, that no such assignment by Buyer shall release Buyer from its obligations hereunder. Any assignment in accordance with the terms hereof shall become effective upon delivery of written notice in accordance with Section 11.2.

                  (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

11.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF MARYLAND (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

11.6 Entire Agreement. This Agreement, the Schedules hereto, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by each of the parties hereto.

11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent breach or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

11.8 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

11.9 Severability. If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

11.10 Headings. The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer and Seller as of the date first written above.

SINCLAIR RADIO OF                           RADIO UNICA CORPORATION
LOS ANGELES, INC.

By:/s/ David B. Amy                         By: /s/ Steven E. Dawson
   --------------------------                   --------------------------------
   Name: David Amy                              Name: Steven E. Dawson
   Title: Secretary/Treasurer                   Title:  Chief Financial Officer

SINCLAIR RADIO OF
LOS ANGELES LICENSEE, INC.

By:/s/ David B. Amy
   ----------------------------
   Name: David Amy
   Title:   Secretary/Treasurer

                  As a material inducement for Buyer to enter into this Asset Purchase Agreement and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sinclair Communications, Inc., a Delaware corporation ("Parent") and the direct or indirect parent of Seller, hereby joins in and agrees to be bound by the provisions of the Asset Purchase Agreement as they relate to Seller. In addition, Parent acknowledges and agrees that (i) any claim of Buyer arising under the Asset Purchase Agreement or under any other documents called for thereunder (the "Other Documents") may be asserted against Parent and (ii) Parent shall be jointly and severally liable under the Asset Purchase Agreement and the Other Documents for any default in the performance of the obligations of Seller under such documents or for the breach by Seller of any representation, warranty, covenant or agreement contained in such documents to the extent of Seller's liability.

                  Parent represents and warrants to Buyer as follows: (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) Parent has all requisite power and authority to execute and deliver this Asset Purchase Agreement and to consummate the transactions contemplated hereby; (c) the execution, delivery and performance of this Asset Purchase Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Parent and no other corporate proceedings or actions on the part of Parent, its board of directors or its shareholders is necessary therefor; and (d) this Asset Purchase Agreement constitutes a valid and binding agreement and obligation of Parent, enforceable in accordance with its terms.

                                            Sinclair Communications, Inc.

                                            By: /s/ David B. Amy
                                                -------------------------
                                                Name: David B. Amy
                                                Title:   Secretary